                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
LSB Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65438) of LSB Corporation of our report dated January 18, 2002, with respect to the consolidated balance sheets of LSB Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference into the December 31, 2001 annual report on Form 10-K of LSB Corporation.


                                                 /s/ KPMG LLP
                                                 -------------
                                                   KPMG LLP
Boston, Massachusetts
March 26, 2002